[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.38

AMENDMENT #3 TO THE AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND MARKETING COLLABORATION AGREEMENT

BETWEEN

ONYX PHARMACEUTICALS, INC.

AND WARNER-LAMBERT COMPANY

THIS AMENDMENT #3 to the Amended and Restated Research, Development and Marketing Collaboration Agreement dated as of May 2, 1995 (“Third Amendment”) is made and entered into on August 6, 2001 (the “Amendment Date”), by and between Onyx Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 3031 Research Drive, Richmond, California 94806 (“Onyx”), and the Warner-Lambert Company, a Delaware corporation and a wholly-owned subsidiary of Pfizer Inc, having a place of business at 2800 Plymouth Road, Ann Arbor, MI  48105 ("Warner").

RECITALS

WHEREAS, Onyx and Warner entered into an Amended and Restated Research, Development and Marketing Collaboration Agreement dated May 2, 1995 (“Agreement”); and

WHEREAS, the parties subsequently amended the Agreement on December 15, 1997 and March 1, 2000; and

WHEREAS, the parties wish to further amend some of the terms and conditions under which they will proceed with the collaboration as a result of the acquisition by Pfizer Inc. (“Pfizer”) of Warner;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

1.             Except as expressly provided herein, defined terms will have the meanings set forth in the Agreement.

2.             The definition of Field in Article 1 of the Agreement is deleted and replaced in its entirety with the following:

“Field shall mean research, drug discovery and development collaboration aimed at [ * ].

The Collaboration will seek to identify agents that modulate biological targets within the Field.

The Field will consist of [ * ].

For the avoidance of doubt intellectual property, including patents, developed by Pfizer against targets in the Field prior to and subsequent to the acquisition of Warner including, but not limited to, compounds, assays, cell lines, reagents, clinical data, etc., shall be contributed to the Collaboration; provided, however, that there will be no obligation to contribute intellectual property regarding targets outside the Field.”

3.             The following definitions are deleted from the Agreement:

“Generation 1 Collaboration Compounds” and “Generation 2 Collaboration Compounds”

4.             Article 2.0 is amended.  The following sentence is added to Section 2.1:

 “Warner will provide Onyx with a list of all Collaboration Compounds within sixty (60) days after the end of the Term of the Research Collaboration and a list of all Collaboration Compounds within sixty (60) days after the one (1) year anniversary of the Term of the Research Collaboration.  The Research Management Committee may elect to meet to discuss these lists.”

5.             Section 9.3 (Generation 2 Collaboration Products) is deleted from the Agreement.

6.             Section 2.4 is deleted from the Agreement and Article 6.0 (Licenses and Royalties) is  amended as follows:

A.                New Sections 6.3 and 6.4 are added and inserted after Section 6.2:

“6.3  (a) Grant of Research Licenses within the Field. Onyx and Warner each grant to the other a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sub-licenses to Affiliates, to make and use the other’s Confidential Information, Know-How and Patents for all research purposes other than the sale or manufacture for sale of products or processes;

(b) Grant of Research Licenses outside the Field. Onyx and Warner each grant to the other a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sub-licenses to Affiliates, to make and use the other’s confidential information, know-how and patents covering the target [ * ], developed during the Term of the Research Collaboration pursuant to the Research Plan, for all research purposes other than the sale or manufacture for sale of products or processes.”

“6.4 Materials.  Onyx and Warner shall, upon each other’s written request [ * ] which are  licensed under this Article 6.0.”

B.                All other Sections within Article 6.0 will be renumbered to reflect these insertions, i.e. “Royalties Payable by Warner” will become Section 6.5.

7.             New Section 6.14 is added and inserted after the renumbered Section  “Restrictions on Payment” as follows:

“6.14 Acquisition and Assignment.  In the event that either Onyx or Warner is acquired or assigns the Agreement to a third party, such third party’s confidential information, know-how and patents shall not be subject to the licenses granted under this Agreement.”

8.             Article 3.0 is amended. A sentence is added to the end of Section 3.1 as follows:

 “During the one year after the Term of the Research Collaboration the Research Management Committee will provide each other with reports, quarterly after the Effective Date of this Third Amendment.  The Research Management Committee may also agree to convene by teleconference or other media to discuss the results disclosed in the reports.

9.             Section 3.2 is deleted from the Agreement as well as all additional references to the Marketing Committee.

10.          Section 5.4 (Warner’s Re-engagement Option) is deleted from the Agreement.

11.          Article 7 (Co-Promotion of Collaboration Products) is deleted from the Agreement.

12.          Article 10.0 is amended.  A new Section 10.1 (c) is added as follows:

“(c)  Notwithstanding the foregoing, Onyx will have the right to disclose Confidential Information of Warner’s to third parties in connection with a potential assignment of Onyx’s rights under the Agreement, in addition to a potential equity investment, merger or acquisition or collaboration, provided, however, that the third party will be required to sign a confidentiality agreement with Onyx, prior to such disclosure and also provided that Warner receives a copy of such agreement prior to disclosure.”

13.          Article 14.0 is amended. A sentence is added within Section 14.2 (Assignment) so that Section 12.2 reads in its entirety as follows:

“This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld.  In no event will any assignment relieve the assigning party of its obligations hereunder.  This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the parties’ successors, legal representatives and assigns.

If either party wishes to assign this Agreement, they will so notify the other party in writing.  The party receiving the notice of intention to assign will have 30 days in which to object to such assignment by the assigning party.  Notwithstanding the foregoing, Warner may assign this Agreement to any of its wholly-owned subsidiaries or any entity succeeding to a majority of its Parke-Davis business, and either party may assign this Agreement to its successor in connection with any merger, consolidation or sale of all or substantially all of its assets.”

14.          Section 14.7 is amended as follows regarding notices to Warner:

“…To Warner:

If to Warner to:

George M. Milne, Jr., Ph.D.
President, Strategic & Operations Management,
Pfizer Inc,
50 Pequot Avenue
New London, CT 06320

With copy to:

Joshua A. Kalkstein
        Assistant General Counsel, PGRD
        Pfizer Inc,
        50 Pequot Avenue
        New London, CT 06320

15.          A new Section 14.17 is added as follows:

“Diligence.  Warner shall use reasonably diligent efforts to exploit Collaboration Compounds, Collaboration Lead Compounds and Collaboration Products, commercially employing similar efforts applied to other products similarly situated.”

Except as specifically stated in this Third Amendment all terms and conditions of the amended Agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute and deliver this Third Amendment as of the date set forth above.

WARNER LAMBERT COMPANY

ONYX PHARMACEUTICALS, INC.

By	/s/ Peter B. Corr	By	/s/ Hollings C. Renton
(Signature)		(Signature)
Peter B. Corr, Ph.D.		Hollings C. Renton
Sr. Vice President, Pfizer Inc.		Chairman and Chief Executive Officer
Executive Vice President, Pfizer Global R&D
And President, Worldwide Development
Name and Title		Name and Title

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.